Exhibit 99.1

                           UNITED HERITAGE CORPORATION

                           2002 CONSULTANT EQUITY PLAN

     United Heritage Corporation, a corporation organized under the laws of the State of Utah (the "Company"), hereby adopts this 2002 Consultant Equity Plan.

                                 PURPOSE OF PLAN
                                 ---------------

     WHEREAS, the purpose of this United Heritage Corporation 2002 Consultant Equity Plan is to advance the interests of the Company by helping the Company obtain and retain the services of persons providing consulting services upon whose judgment, initiative, efforts and/or services the Company is substantially dependent, by offering to or providing those persons with incentives or inducements affording such persons an opportunity to become owners of capital stock of United Heritage Corporation. The Company's officers and directors shall not be eligible to receive Awards under the Plan.

                          TERMS AND CONDITIONS OF PLAN
                          ----------------------------

     1.     DEFINITIONS.
            -----------

          Set forth below are definitions of capitalized terms that are generally used throughout this Plan, or references to provisions containing such definitions (capitalized terms whose use is limited to specific provisions are not referenced in this Section):

          (a)     Affiliate - The term "Affiliate" is defined as any person
                  ---------
controlling the Company, controlled by the Company, or under common control with the Company.

          (b)     Award - The term "Award" is collectively and severally defined
                  -----
as any Options or Award Shares granted under this Plan.

          (c)     Award Shares - The term "Award Shares" is defined as shares of
                  ------------
Common Stock granted by the Plan Committee in accordance with Section 6 of this
                                                              ---------
Plan.

          (d)     Board - The term "Board" is defined as the Board of Directors
                  -----
of the Company, as such body may be reconstituted from time to time.

          (e)     Common Stock - The term "Common Stock" is defined as the
                  ------ -----
Company's common stock, par value $.001.

          (f)     Company - The term "Company" is defined as United Heritage
                  -------
Corporation.

          (g)     Disposed - The term "Disposed" (or the equivalent terms
                  --------
"Disposition" or "Dispose") is defined as any transfer or alienation of an Award which would directly or indirectly change the legal or beneficial ownership thereof, whether voluntary or by operation of law, or with or without the payment or provision of consideration, including, by way of example and not limitation: (i) the sale, assignment, bequest or gift of the Award; (ii) any transaction that creates or grants an option, warrant, or right to obtain an interest in the Award; (iii) any transaction that creates a form of joint ownership in the Award between the Recipient and one or more other Persons; (iv) any Disposition of the Award to a creditor of the Recipient, including the hypothecation, encumbrance or pledge of the Award or any interest therein, or the attachment or imposition of a lien by a creditor of the Recipient on the Award or any interest therein which is not released within thirty (30) days after the imposition thereof; (v) any distribution by a Recipient which is an entity to its stockholders, partners, co-venturers or members, as the case may be, or (vi) any distribution by a Recipient which is a fiduciary such as a trustee or custodian to its settlors or beneficiaries.

          (h)     Eligible Person - The term "Eligible Person" means any Person
                  ---------------
who, at a particular time, is a consultant to the Company or an Affiliate who provides bona fide consulting services to the Company or the Affiliate, provided, however, no Award hereunder may be granted to any Person in connection
--------  -------
with the provision of any services incident to the raising of capital.

          (i)     Fair Market Value - The term "Fair Market Value" means the
                  -----------------
fair market value as of the applicable valuation date of the Option Shares, Award Shares, or other shares of Common Stock, as the case may be, to be valued (the "Subject Shares"), determined in accordance with the following principles:
      ------- ------

               (i) If the Common Stock is traded on a stock exchange on the date in question, then the Fair Market Value of the Subject Shares will be equal to the closing bid price of Common Stock on the principal exchange on which the Common Stock is then trading, or, if Common Stock is not traded on such date, then on the next preceding trading day during which a sale occurred;

               (ii) If the Common Stock is traded over-the-counter on the Nasdaq National Market System on the date in question, then the Fair Market Value of the Subject Shares will equal (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the Nasdaq National Market System) or (2) the mean between the closing representative bid and asked price (in all other cases) for the Common Stock on such date as reported by Nasdaq or such successor quotation system;

               (iii) If the Common Stock is traded over-the-counter on Nasdaq (other than on the Nasdaq National Market System) on the date in question, then the Fair Market Value of the Subject Shares will equal the mean between the closing representative bid and asked price (in all other cases) for the Common Stock on such date as reported by Nasdaq;

               (iv) If the Common Stock is not publicly traded on an exchange and is not quoted on the Nasdaq or a successor quotation system, then the Fair Market Value shall be determined by the Board acting in good faith on such basis as it deems appropriate;

               (v) If the Subject Shares are unregistered securities (and thus are considered "restricted stock" within the meaning of Section 144 of the Securities Act), or if the Subject Shares are subject to conditions, risk of forfeiture, or repurchase rights or rights of first refusal which impair its value including, without limitation, those conditions more particularly described in Section 7, then the Fair Market Value of the Subject Shares shall
             ---------
be subject to such discount to reflect such impairments to value as the Plan Committee may, in its sole discretion and without obligation to do so, determine to be appropriate; and

               (vi)     Anything in Subsections (i) through (v) above to the
                                    ---------------         ---
contrary, in no circumstances shall the Fair Market Value of the Subject Shares be less than its par value.

          (j)     Issued Shares - The term "Issued Shares" is defined as shares
                  -------------
of Common Stock issued pursuant to the terms of this Plan.

          (k)     Option - The term "Option" is defined as an option to purchase
                  ------
Common Stock granted by the Plan Committee pursuant to the terms of the Plan and, in particular, the terms of Section 5 of the Plan.
                                 ---------

          (l)     Option Price - The term "Option Price" is defined in Section
                  ------------                                         -------
5(b) of this Plan.
----

          (m)     Option Shares - The term "Option Shares" is defined as the
                  -------------
shares of Common Stock which an Option entitles the holder thereof to purchase.

          (n)     Person - The term "Person" is defined, in its broadest sense,
                  ------
as any individual, entity or fiduciary such as, by way of example and not limitation, individual or natural persons, corporations, partnerships (limited or general), joint-ventures, associations, limited liability companies/partnerships, or fiduciary arrangements, such as trusts.

          (o)     Plan - The term "Plan" is defined as this 2002 Consultant
                  ----
Equity Plan.

          (p)     Plan Committee - The term "Plan Committee" is defined as that
                  --------------
Committee appointed by the Board to administer and interpret this Plan as more particularly described in Section 3 of the Plan; provided, however, that the
                          ---------              --------  -------
term Plan Committee will refer to the Board during such times as no Plan Committee is appointed by the Board.

          (q)     Restricted Shares - The term "Restricted Shares" is defined as
                  -----------------
Option Shares or Award Shares, as the case may be, that are subject to restrictions as more particularly set forth in Section 7 of this Plan.
                                               ---------

          (r)     Recipient - The term "Recipient" is defined as any Eligible
                  ---------
Person who, at a particular time, receives the grant of an Award.

          (s)     Securities Act - The term "Securities Act" is defined as the
                  --------------
Securities Act of 1933, as amended.

     2.     TERM OF PLAN.
            ------------

          The Plan shall be effective as of the date it is adopted by the Board, and shall terminate on the first business day prior to the ten (10) year anniversary of the effective date. No grants of Options shall be made under the Plan before the date it becomes effective or after the date this Plan terminates; provided, however, that (i) all Awards granted pursuant to the Plan
            --------  -------
prior to the effective date shall not be affected by the termination of the Plan and (ii) all other provisions of the Plan shall remain in effect until the terms of all outstanding Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

     3.     PLAN ADMINISTRATION.
            -------------------

          (a)     Plan Committee.  The Plan shall be administered and
                  --------------
interpreted by a committee consisting of two (2) or more members of the Board. If the Board, in its discretion, does not appoint a Plan Committee, the Board itself will administer and interpret the Plan.

          (b)     Power To Make Awards.  The Plan Committee shall have the full
                  --------------------
and final authority in its sole discretion, at any time and from time-to-time, subject only to the express terms, conditions and other provisions of the Certificate of Incorporation of the Company and this Plan, and the specific limitations on such discretion set forth herein, to:

               (i) Designate the Eligible Persons or classes of Eligible Persons eligible to receive Awards from among the Eligible Persons;

               (ii) Grant Awards to such selected Eligible Persons or classes of Eligible Persons in such form and amount (subject to the terms of the Plan) as the Plan Committee shall determine;

               (iii) Impose such limitations, restrictions and conditions upon any Award as the Plan Committee shall deem appropriate and necessary including, without limitation, the term of Options and any vesting conditions attached thereto, and any vesting and repurchase conditions described in Sections 3 or 7 placed upon grants of Option Shares or Award Shares;
----------   ---

               (iv) Interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan; and

               (v) Delegate all or a portion of its authority under subsections (i) through (iii) of this Section 3(b) to one or more directors of
                                      ------------
the Company who are executive officers of the Company, subject to such restrictions and limitations (such as the aggregate number of shares of Common Stock that may be awarded) as the Plan Committee may decide to impose on such delegate directors.

          In determining the Recipient and the form and amount of Awards, the Plan Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

          (c)     Interpretation Of Plan.  The Plan Committee shall, in its sole
                  ----------------------
and absolute discretion, interpret and determine the effect of all matters and questions relating to this Plan. The interpretations and determinations of the Plan Committee under the Plan (including without limitation determinations pertaining to the eligibility of Persons to receive Awards, the form, amount and timing of Awards, the methods of payment for Awards, the restrictions and conditions placed upon Awards, and the other terms and provisions of Awards and the certificates or agreements evidencing same) need not be uniform and may be made by the Plan Committee selectively among Persons who receive, or are eligible to receive, Awards under the Plan, whether or not such Persons are similarly situated. All actions taken and all interpretations and determinations made under this Plan in good faith by the Plan Committee shall be final and binding upon the Recipient, the Company, and all other interested Persons. No member of the Plan Committee shall be personally liable for any action taken or decision made in good faith relating to this Plan, and all members of the Plan Committee shall be fully protected and indemnified to the fullest extent permitted under applicable law by the Company in respect to any such action, determination, or interpretation.

          (d)     Advisors.  The Plan Committee may, with the approval of the
                  --------
Board, employ attorneys, consultants, accountants, appraisers, brokers, or other Persons, at the cost of the Company. The Plan Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such Persons.

     4.     STOCK  POOL.
            -----------

          (a)     Maximum Number Of Shares Authorized Under Plan.  Shares of
                  ----------------------------------------------
stock which may be issued or granted under the Plan shall be authorized and unissued or treasury shares of Common Stock. The aggregate maximum number of shares of Common Stock which may be issued in exercise of Options or as a grant of Award Shares, as the case may be, shall not exceed One Million (1,000,000) shares of Common Stock (the "Stock Pool"); provided, however, that such number
                             ----- ----    --------  -------
shall be increased by the following:

               (i) Any shares of Common Stock tendered by a Recipient as payment for Option Shares or Award Shares;

               (ii) Any rights to shares of Common Stock surrendered by a Recipient as payment for Option Shares or Award Shares;

               (iii) Any shares of Common Stock subject to an Option which for any reason is terminated unexercised or expires; and

               (iv) Any Restricted Shares which are granted as Option Shares or Award Shares, and are subsequently forfeited by the holders thereof.

          (b)     Calculating Shares Available For Awards.  For purposes of
                  ---------------------------------------
calculating the maximum number of shares of Common Stock in the Stock Pool which may be issued under the Plan, the following rules shall apply:

               (i) When Options are exercised, and when cash is used as full payment for shares issued upon exercise of such Options, all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted;

               (ii) When Options are exercised, and when shares of Common Stock are used as full or partial payment for shares issued upon exercise of such Options, if permitted by the Plan Committee, only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted; and

               (iii) When Award Shares are granted and the Plan Committee elects to require payment with respect to such grant, and when shares of Common Stock are used as full or partial payment for the grant of such shares, only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted.

          (c)     Date Of Award.  The date an Award is granted shall mean the
                  -------------
date selected by the Plan Committee as of which the Plan Committee allots a specific number of shares to a Recipient with respect to such Award pursuant to the Plan.

     5.     OPTIONS (TO PURCHASE OPTION SHARES).
            -----------------------------------

          (s)     Grant.  The Plan Committee may from time to time, and subject
                  -----
to the provisions of the Plan and such other terms and conditions as the Plan Committee may prescribe, grant to any Eligible Person one or more options to purchase for cash or shares the number of shares of Common Stock ("Options")
                                                                   -------
allotted by the Plan Committee; provided, however, no Option shall be granted to
                                --------  -------
any Eligible Person who is a member of the Plan Committee. The grant of an Option shall be evidenced by either a written consulting agreement or a written option certificate separate from such agreement, executed by the Company and the Recipient, stating the number of shares of Common Stock subject to the Option, and stating all terms and conditions of such Option.

          (b)     Option Price.  The purchase price per Option Share deliverable
                  ------------
upon the exercise of an Option (the "Option Price") shall be such price as may
                                     ------ -----
be determined by the Plan Committee; provided, however, the Option Price may not
                                     --------  -------
be less than the eighty five percent (85%) of Fair Market Value of the underlying Option Shares as of the date of the grant of the Option.

          (c)     Option Term; Expiration.  The term of each Option shall
                  -----------------------
commence at the grant date for such Option as determined by the Plan Committee, and shall expire, unless an earlier expiration date is expressly provided in the underlying consulting agreement or separate option certificate or another Section of this Plan, on the first business day prior to the ten (10) year anniversary of the date of grant thereof.

          (d)     Exercise Date.  Unless a later exercise date is expressly
                  -------------
provided in the underlying consulting agreement or option certificate or another Section of the Plan, each Option shall become exercisable on the date of its grant as determined by the Plan Committee. No Option shall be exercisable after the expiration of its applicable term. Subject to the foregoing, each Option shall be exercisable in whole or in part during its applicable term unless expressly provided otherwise in the underlying consulting agreement or option certificate.

          (e)     Vesting Provisions.  The Plan Committee may, in its sole
                  ------------------
discretion, subject Options granted to Recipients to such vesting conditions pertaining to continued provision of consulting services to the Company or any Affiliate or the attainment of goals as the Plan Committee, in its sole discretion, determines are appropriate; provided, however, in no case shall any
                                        --------  -------
Option provide for the vesting of Option Shares for a period of time which exceeds five (5) years from date of grant of the Option, or on a cumulative incremental percentage basis which is less than twenty percent (20%) per year. If no vesting is expressly provided in the underlying consulting agreement or separate option certificate, the Option shares shall be deemed fully vested upon date of grant.

          (f)     Manner Of Exercise And Payment.  An exercisable Option, or any
                  ------------------------------
exercisable portion thereof, may be exercised solely by delivery of all of the following to the Secretary of the Company at his or her office at the Company prior to the time when such Option or such portion becomes unexercisable under this Section 5:
     ---------

               (i) Notice in writing signed by the Recipient or other Person then entitled to exercise the Option or portion thereof stating that such Option or portion is exercised, such notice complying with the procedures set forth in the applicable consulting agreement or option certificate which governs the exercise of the Option, and any other applicable rules established by the Plan Committee.

               (ii) Full payment for the shares with respect to which such Option or portion is thereby exercised as follows (or any combination of the following):

               (1)     In good funds (in U.S. dollars) by cash or by check;
and/or

               (2) If expressly permitted in the underlying consulting agreement or option certificate, or otherwise consented to by the Plan Committee in writing:

                         (a)     Shares of Common Stock owned by the Recipient
duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate Option Price of the Option Shares with respect to which the Option or portion is thereby exercised; or

                         (b)     The surrender or relinquishment of rights to
acquire Common Stock owned by the Recipient with a Fair Market Value on the date of delivery equal to the aggregate Option Price of the Option Shares with respect to which the Option or portion is thereby exercised.

               (iii) Such representations and documents as the Plan Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Plan Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars.

               (iv) In the event that the Option or portion thereof shall be exercised by any Person other than the Recipient, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

          (g)     Non-Assignability.  Except as expressly provided in the
                  -----------------
underlying consulting agreement or option certificate, Options may not be Disposed by the Recipient, nor exercised by any Person other than the Recipient, without the prior written consent of the Company, which consent the Company may withhold in its sole and absolute discretion, and such Options shall, upon the Disposition or exercise of such Option without the Company's prior written consent, terminate and be null and void and of no further force and effect.

          (h)     No Stockholder Rights.  The Recipient shall not be, nor have
                  ---------------------
any of the rights or privileges of, a stockholder of the Company with respect to the Option Shares unless and until all conditions for exercise of the Option and the issuance of certificates for the Option Shares shall be satisfied, at which time the Recipient shall become a stockholder of the Company with respect to the Option Shares and as such shall thereafter be fully entitled to receive dividends (if any are declared and paid), to vote and to exercise all other rights of a stockholder with respect to the Option Shares.

     6.     AWARD SHARES.
            ------------

          (a)     Grant.  The Plan Committee may from time to time, and
                  -----
subject to the Plan and to such other terms and conditions as the Plan Committee may prescribe, grant to any Eligible Person one or more shares of Common Stock ("Award Shares") allotted by the Plan Committee. Award Shares may include
  ----- ------
Restricted Shares. The grant of Award Shares or grant of the right to receive Award Shares shall be evidenced by either a written consulting agreement or a separate written agreement confirming such grant, executed by the Company and the Recipient, stating the number of Award Shares granted and stating all terms and conditions of such grant.

          (b)     Purchase Price And Manner Of Payment.  The Plan Committee, in
                  ------------------------------------
its sole discretion, may grant Award Shares in any of the following instances:

               (i) as a "bonus" or "reward" for services previously rendered and compensated, in which case the recipient of the Award Shares shall not be required to pay any consideration for such Award Shares, and the value of such Award Shares shall be the Fair Market Value of such Award Shares on the date of grant;

               (ii) as "compensation" for the previous performance or future performance of services or attainment of goals, in which case the recipient of the Award Shares shall not be required to pay any consideration for such Award Shares (other than the performance of services); or

               (iii) in consideration for the payment of a purchase price for such Award Shares in an amount established by the Plan Committee, which purchase price may not be less than eighty-five percent (85%) of the Fair Market Value of such Award Shares as of the date of grant of such purchase right.

     7.     RESTRICTED SHARES.
            -----------------

          (a)     Vesting Conditions; Forfeiture Of Unvested Shares.  The Plan
                  -------------------------------------------------
Committee may subject or condition the grant of Issued Shares (hereinafter referred to as "Restricted Shares") to such vesting conditions based upon
                ---------- ------
continued provision of services or attainment of goals subsequent to such grant of Restricted Shares as the Plan Committee, in its sole discretion, may deem appropriate. In the event the Recipient does not satisfy such vesting conditions, the Company may require the Recipient, subject to the payment terms of Section 7(b), to forfeit such unvested Restricted Shares. All vesting
   ------------
conditions imposed on the grant of Restricted Shares, including payment terms complying with Section 7(b), shall be set forth in either a written consulting
               ------------
agreement or a separate written restricted stock agreement, executed by the Company and the Recipient on or before the time of the grant of such Restricted Shares, stating the number of said Restricted Shares subject to such conditions and further specifying the vesting conditions. If no vesting conditions are expressly provided in the underlying consulting agreement or in a separate restricted stock agreement, the Issued Shares shall not be deemed to be Restricted Shares, and will not be required to be forfeited. Any grant of Restricted Shares shall be subject to the following limitations:

               (i) In no case shall such vesting conditions require continued provision of services or attainment of goals subsequent to the grant of Restricted Shares for a period of time which exceeds five (5) years from the date of grant, or on a cumulative incremental percentage basis which is less than twenty percent (20%) per year;

               (ii) In no case shall the Recipient be required to forfeit any vested Restricted Shares; and

               (iii) In the event of the forfeiture of any unvested Restricted Shares, the Company shall pay to the Recipient with respect to all of such unvested Restricted Shares an amount equal to the original purchase price, if any, paid by the Recipient for such unvested Restricted Shares.

          (b)     Repurchase Price For Forfeited Restricted Shares.  In the
                  ------------------------------------------------
event a Recipient does not satisfy applicable vesting conditions placed upon Restricted Shares, and the Company exercises its right to require the Recipient to forfeit such unvested Restricted Shares, the Company shall be required to pay the Recipient an amount not less than:

               (i) The higher of the original purchase price for such forfeited Restricted Shares or the Fair Market Value of such forfeited
                            --
Restricted Shares on the date of the event triggering such repurchase rights; or

               (ii) The original purchase price for such vested Restricted Shares; provided, however, that the right to repurchase in favor of the Company
        --------  -------
must lapse at the rate of at least twenty percent (20%) per year over five (5) years from the date of grant of the Restricted Shares.

          The payments to be made by the Company to a Recipient for forfeited Restricted Shares pursuant to Subsection (ii) may only be in the form of cash or
                              ---------------
cancellation of purchase money indebtedness with respect to the purchase of said Restricted Shares by the Recipient, if any, and must be paid no later than ninety (90) days of the date of termination.

          (c)     Restrictive Legend.  Until such time as all conditions placed
                  ------------------
upon Restricted Shares lapse, the Plan Committee may place a restrictive legend on the share certificate representing such Restricted Shares in such form and subject to such stop instructions as the Plan Committee shall deem appropriate. The conditions shall similarly apply to any new, additional or different securities the Recipient may become entitled to receive with respect to such Restricted Shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company. The Plan Committee shall also have the right, should it elect to do so, to require the Recipient to deposit the share certificate for the Restricted Shares with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer, until such time as the conditions lapse. The Company shall remove the legend with respect to any Restricted Shares which become vested.

          (d)     Stockholder Rights.  The Recipient of Restricted Shares shall
                  ------------------
have all rights or privileges of a stockholder of the Company with respect to the Restricted Shares notwithstanding the terms of this Section 7 (with the
                                                        ---------
exception of Subsection (e) hereof) and, as such, shall be fully entitled to
             --------------
receive dividends (if any are declared and paid), to vote and to exercise all other rights of a stockholder with respect to the Restricted Shares.

          (e)     Non-Assignability.  Except as expressly provided in the
                  -----------------
underlying consulting agreement or restricted stock agreement, unvested Restricted Shares may not be Disposed by the Recipient without the prior written consent of the Company, which consent the Company may withhold in its sole and absolute discretion, and such purported Disposition shall be null and void and of no force and effect.

     8.     ADJUSTMENTS.
            -----------

          (a)     Subdivision Or Stock Dividend.  If outstanding shares of
                  -----------------------------
Common Stock shall be subdivided into a greater number of shares by reason of recapitalization or reclassification, the number of shares of Common Stock, if any, available for issuance in the Stock Pool, and the Option Price of any outstanding Options in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares, the number of shares of Common Stock, if any, available for issuance in the Stock Pool, and the Option Price of any outstanding Option in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

          (b)     Adjustment To Option Price.  When any adjustment is required
                  --------------------------
to be made in the Option Price, the number of shares purchasable upon the exercise of any outstanding Option shall be adjusted to that number of shares determined by: (i) multiplying an amount equal to the number of shares purchasable upon the exercise of the Option immediately prior to such adjustment by the Option Price in effect immediately prior to such adjustment, and then
(ii) dividing that product by the Option Price in effect immediately after such adjustment. Provided, however, no fractional shares shall be issued, and any
             --------  -------
fractional shares resulting from the computations pursuant to this Section 8
                                                                   ---------
shall be eliminated from the Option.

          (c)     Capital Reorganization Or Reclassification; Consolidation Or
                  ------------------------------------------------------------
Merger.  In case of any capital reorganization or any reclassification of Common
 -----
Stock (other than a recapitalization hereinabove described in Section 8(a)), or
                                                              -------------
the consolidation, merger, combination or exchange of shares with another entity, or the divisive reorganization of the Company, the Recipient shall thereafter be entitled upon exercise of the Option to purchase the kind and number of shares of stock or other securities or property of the Company (or its successors) receivable upon such event by a Recipient of the number of shares of Common Stock of the Company which such Option entitles the Recipient to purchase from the Company immediately prior to such event. In every such case, the Company may appropriately adjust the number of shares of Common Stock in the Pool which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the Option Price of Options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Plan Committee.

          (d)     Adjustments Determined In Sole Discretion Of Plan Committee.
                  -----------------------------------------------------------
To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Plan Committee, whose determination in that respect shall be final, binding and conclusive.

          (e)     No Other Rights To Recipient.  Except as expressly provided in
                  ----------------------------
this Section 8, (i) the Recipient shall have no rights by reason of any
     ---------
subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and (ii) the dissolution, liquidation, merger, consolidation or divisive reorganization or sale of assets or stock to another corporation, or any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or the Option Price for, the shares. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

     9.     PERFORMANCE ON BUSINESS DAY.
            ---------------------------

          In the event the date on which a party to this Plan is required to take any action under the terms of this Plan is not a business day, the action shall, unless otherwise provided herein, be deemed to be required to be taken on the next succeeding business day.

     10.     EMPLOYMENT STATUS.
             -----------------

          In no event shall the granting of an Award be construed as granting a continued right of employment to a Recipient if such Person is employed by the Company, nor effect any right which the Company may have to terminate the employment of such Person, at any time, with or without cause, except to the extent that such Person and the Company have agreed otherwise in writing.

     11.     NON-LIABILITY FOR DEBTS.
             -----------------------

          No Options granted hereunder, or unvested Restricted Shares granted hereunder, or any part thereof, shall be liable for the debts, contracts, or engagements of a Recipient or such Recipient's successors in interest or shall be subject to disposition by transfer, alienation, or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment, or any other legal or equitable proceeding (including bankruptcy), and any attempted disposition thereof shall be null and void and of no further force and effect.

     12.     AMENDMENT AND DISCONTINUATION OF PLAN; MODIFICATION OF AWARDS.
             -------------------------------------------------------------

          (a)     Amendment, Modification Or Termination Of Plan.  The Board may
                  ----------------------------------------------
amend the Plan or suspend or discontinue the Plan at any time or from time-to-time; provided, however no such action may adversely alter or impair any
              --------  -------
Award previously granted under this Plan without the consent of each Recipient affected thereby.

          (b)     Modification Of Terms Of Outstanding Options.  Subject to the
                  --------------------------------------------
terms and conditions and within the limitations of this Plan, the Plan Committee may modify, extend or renew outstanding Options granted under this Plan,

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including vesting conditions, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of any outstanding
Option may, without the consent of the Recipient affected thereby, adversely alter or impair such Recipient's rights under such Option.

          (c)     Modification Of Restricted Share Vesting Conditions.  Subject
                  ---------------------------------------------------
to the terms and conditions and within the limitations of this Plan, including vesting conditions, the Plan Committee may modify the conditions placed upon the grant of any Restricted Shares, provided, however, no modification of any
                                --------  -------
conditions placed upon Restricted Shares may, without the consent of the Recipient thereof, adversely alter or impair such Recipient's rights with respect to such Restricted Shares.

          (d)     Compliance With Laws.  The Plan Committee may at any time or
                  --------------------
from time-to-time, without receiving further consideration from any Person who may become entitled to receive or who has received the grant of an Award hereunder, modify or amend Awards granted under this Plan as required to: (i) comport with changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or Awards thereunder or to comply with stock exchange rules or requirements and/or (ii) ensure that this Plan is and remains or shall become exempt from the application of any participation, vesting, benefit accrual, funding, fiduciary, reporting, disclosure, administration or enforcement requirement of either the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the corresponding provisions of the Internal Revenue Code of 1986, as amended (Subchapter D of Title A, Chapter 1 of the Code encompassing Sections 400 to
                                                             ------------
420 of the Code).  Provided, however, no such modification may, without the
---                 --------  -------
consent of the holder thereof, adversely alter or impair his or her rights with respect to such Award Shares.

     13.     WITHHOLDING TAXES.
             -----------------

          As a condition of the grant of any Award and/or exercise of any Option, as the case may be, the Company shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements incident to such grant or exercise. Provided, however, whenever the Company is delivering any shares of
           --------  -------
Common Stock the Company may, in its sole discretion, but without obligation to do so, issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy any withholding tax requirements incident to such issuance or transfer. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.


                                    * * * * *

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